Exhibit 10.18

Execution Version

THIS AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: Up to $3,000,000	Dated as of January 31, 2023
Boca Raton, Florida

This Amended and Restated Promissory Note amends and restates that certain Promissory Note, dated as of November 10, 2022 (the “Existing Note”) from East Resources Acquisition Company, a Delaware corporation (the “Maker”), payable to the order of East Sponsor, LLC or its registered assigns or successors in interest (the “Payee”). The terms, conditions and provisions of the Existing Note are hereby amended and restated in their entirety effective as of the date hereof so that henceforth the terms, conditions and provisions of the Existing Note shall read and be as set forth in this Note and Maker agrees to comply with and be subject to all of the terms, covenants and conditions of this Note effective as of the date hereof. Maker hereby acknowledges and agrees that this Note evidences the outstanding principal balance evidenced by the Existing Note, as amended and restated pursuant to the immediately preceding sentence, together with any additional draw down on the principal of this Note. Neither this Note nor anything contained herein shall be construed as a substitution or novation of the outstanding principal balance evidenced by the Existing Note or of the Existing Note, which shall remain in full force and effect as hereby amended and restated. Maker promises to pay to the order of Payee, or order, the principal sum of up to Three Million Dollars ($3,000,000) or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.Principal.  The entire unpaid principal balance of this Note shall be payable on the consummation of the Maker’s initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) (such date, the “Maturity Date”). Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of the Trust Account (as defined below). The principal balance of this Note may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.Drawdown Requests.  Maker and Payee agree that Maker may request, from time to time, up to Three Million Dollars ($3,000,000) in draw downs under this Note to be used to fund Maker’s working capital requirements.  Principal of this Note may be drawn down from time to time prior to the Maturity Date upon written request from Maker to Payee (each, a “Drawdown Request”).  Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000).  Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed Three Million Dollars ($3,000,000).  No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

3.Interest.  No interest shall accrue on the unpaid principal balance of this Note.

4.Application of Payments.  All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.Events of Default.  The following shall constitute an event of default (“Event of Default”):

(a)Failure to Make Required Payments.  Failure by Maker to pay any principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)Voluntary Bankruptcy, Etc.  The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)Involuntary Bankruptcy, Etc.  The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.Remedies.

(a)Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.Waivers.  Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.Unconditional Liability.  Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.Notices.  All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party.  Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.  As of the date of this Note, the following addresses are designated for notices: Maker, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487, Attn: Gary L. Hagerman, Jr., email: ghagerman@emslp.com; Payee, 7777 NW Beacon Square Boulevard, Boca Raton, Florida 33487, Attn: Gary L. Hagerman, Jr., email: ghagerman@emslp.com.

10.Construction; Governing Law; Venue; Waiver of Jury Trial; Etc.  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE PAYEE OR ANY OTHER HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION. THE MAKER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE MAKER AT ITS ADDRESS SET FORTH IN SECTION 8 OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE PAYEE’S OR SUCH OTHER HOLDER’S RECORDS AS THE ADDRESS OF THE MAKER. IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, THE PAYEE AND THE MAKER WAIVE TRIAL BY JURY, AND EACH OF MAKER AND PAYEE WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

11.Severability.  Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.Trust Waiver.  Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in which the proceeds of the initial public offering (the “IPO”) conducted by the Maker (including the deferred underwriters’ discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement that occurred prior to the closing of the IPO were deposited, as described in greater detail in Maker’s Registration Statement on Form S-1 (333-239677) filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13.Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.Assignment.  No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

East Resources Acquisition Company

By:	/s/ Gary L. Hagerman, Jr.
Name: Gary L. Hagerman, Jr.
Title: Chief Financial Officer and Treasurer

[Signature Page to Amended and Restated Promissory Note]